Exhibit 99



                      FOR IMMEDIATE RELEASE


CONTACT: Jeanne McDonald, Vice President
         (212) 888-3344


       FINANCIAL FEDERAL CORPORATION ANNOUNCES PLACEMENT OF
  $100 MILLION OF 4-1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2005
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NEW YORK, NY:  April 24, 1998 - Financial Federal Corporation
("FIF" - ASE) today announced that it has placed $100 million of its 4-1/2% Convertible Subordinated Notes due May 1, 2005 (the "Notes") in an offering to qualified institutional buyers, a limited number of institutional accredited investors and a limited number of affiliates of FIF. The Notes are convertible into the Common Stock of the Company at a conversion price of $30.15625 per share. The Notes are callable at the option of the Company after three years.

The Company anticipates that the net proceeds from the sales of the Notes will be initially used to reduce outstanding borrowings.

The Notes and the Common Stock issuable upon the conversion thereof have not been registered under the Securities Act of 1933 or state securities laws and may not be sold in the United States absent registration or qualification or any applicable exemption from the registration or qualification requirements.

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